SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                             February 23, 1997
                     (Date of earliest event reported)

                          SCIENTIFIC-ATLANTA, INC.
           (Exact name of Registrant as specified in its charter)

        Georgia                 1-5517                 58-0612397
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                       One Technology Parkway, South
                       Norcross, Georgia  30092-2967
        (Address of principal executive offices, including zip code)

                               (770) 903-5000
            (Registrant's telephone number, including area code)


          ITEM 5.   OTHER EVENTS.

          Rights Agreement

                    On February 23, 1997, the Board of Directors of Scientific-Atlanta, Inc. (the "Company") approved the extension of the benefits afforded by the Company's existing rights plan by adopting a new shareholder rights plan. The new plan, like the existing plan, is intended to promote continuity and stability, deter coercive or partial offers which will not provide fair value to all shareholders and enhance the Board's ability to represent all shareholders and thereby maximize shareholder values.

                    Pursuant to the new Rights Agreement between the Company and The Bank of New York, as Rights Agent (the "1997 Rights Agreement"), one Right will be issued for each outstanding share of common stock, par value $.50 per share, of the Company on the expiration of the existing rights (April 13, 1997). Each of the new Rights will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.50 per share, at a price of $118 per one one-thousandth of a share.
          The Rights, however, will not become exercisable unless and until, among other things, any person acquires 15% or more of the outstanding common stock or a person or group is deemed an Adverse Person by the Board of Directors. A person who beneficially owns 10% or more of the outstanding common stock of the Company will be declared an Adverse Person if the Board of Directors determines
          (a) that such beneficial ownership is intended to cause the Company to repurchase the common stock beneficially owned by such person or to pressure the Company to take action or enter into transactions intended to provide such person with short-term financial gain, that are not in the best long-term interests of the Company and its shareholders, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the Company to the detriment of the Company's shareholders, employees, suppliers, customers or community; provided, however, that the Board of Directors shall not declare any Person (an "Existing 10% Holder") who, on February 23, 1997 together with all affiliates and associates of such Existing 10% Holder, is the beneficial owner of 10% or more of the shares of common stock then outstanding to be an Adverse Person as long as
          (1) such Existing 10% Holder, together with its affiliates and associates, continues to be (i) the beneficial owner of 10% or more of the shares of common stock then outstanding and (ii) entitled, pursuant to
          Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, to report its ownership of common stock on Schedule 13G and (2) neither such Existing 10% Holder nor any of its affiliates or associates becomes the beneficial owner of any additional shares of common stock or any other person who is the beneficial owner of any shares of common stock does not become an affiliate or associate of such Existing 10% Holder, such that, after giving effect to such additional shares or the shares beneficially owned by such other person, such Existing 10% Holder, together with all affiliates and associates of such Existing 10% Holder, is the beneficial owner of 20% or more of the shares of common stock then outstanding. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed, on April 13, 2007.

                    The description and terms of the new Rights are set forth in the 1997 Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.



          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               Exhibits:

               4.1 Form of Rights Agreement, dated as of February 23, 1997, between Scientific-Atlanta, Inc. and The Bank of New York, as Rights Agent, which includes as Exhibit A the Preferences and Rights of the Series A Junior Participating Preferred Stock and as Exhibit B the form of Rights Certificate.

               99.1 Press Release, dated February 25, 1997.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   By: /s/ William E. Eason, Jr.
                                      Name:  William E. Eason, Jr.
                                      Title: Senior Vice President,
                                             General Counsel and
                                             Corporate Secretary

          Date:  April 2, 1997


                                EXHIBIT INDEX

          Exhibit             Description                       Page

          4.1 Form of Rights Agreement, dated as of February 23, 1997, between Scientific-Atlanta, Inc. and The Bank of New York, as Rights Agent, which includes as Exhibit A the Preferences and Rights of Series A Junior Participating Preferred Stock and as Exhibit B the Form of Rights Certificate.

          99.1       Press Release, dated February 25, 1997.